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                                   EXHIBIT 24.2

                CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS





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                               POE & BROWN, INC.

                            CERTIFICATE OF SECRETARY

         I, Laurel J. Lenfestey, hereby certify that I am the duly elected, qualified, and acting Secretary of Poe & Brown, Inc. (the "Company"), a Florida corporation, and that, attached hereto as Attachment A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company written consent on October 9, 1995, and such resolutions are in full force and effect on and as of the date hereof, not having been amended, altered, or repealed.

         IN WITNESS WHEREOF, I have executed this Certificate on October 25,
1995.


                                            POE & BROWN, INC.



                                            By: /s/ Laurel J. Lenfestey
                                               ------------------------------
                                               Laurel J. Lenfestey, Secretary